UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2018

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive Suite 200
Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610)254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

License and Assignment Agreement with Aeterna Zentaris GmbH

On January 16, 2018, Strongbridge Ireland Limited (“Strongbridge Ireland”), a wholly-owned subsidiary of Strongbridge Biopharma plc (the “Company”), entered into a License and Assignment Agreement (the “License Agreement”) with Aeterna Zentaris GmbH (“Licensor”), pursuant to which it acquired the U.S. and Canadian rights to Macrilen™ (macimorelin) from Licensor. The License Agreement provides Strongbridge Ireland with an exclusive license to manufacture and commercialize Macrilen in the United States and Canada (the “Territory”), and ownership of all product registrations related to Macrilen in the Territory. Licensor will retain all rights with respect to Macrilen outside the Territory. Subject to certain conditions set forth in the License Agreement, Strongbridge Ireland has the right to sublicense its rights under the License Agreement to an affiliate or third party sublicensee without the consent of Licensor. Strongbridge Ireland also has the right to assign the License Agreement, in whole or in part, to an affiliate on reasonable prior written notice to Licensor.

On December 20, 2017, the U.S. Food and Drug Administration granted marketing approval for Macrilen, an oral growth hormone secretagogue receptor agonist, to be used in the diagnosis of patients with adult growth hormone deficiency.  Macrilen has been granted orphan drug designation in the United States and has patents with expiration dates through late 2027.

Under the terms of License Agreement, Strongbridge Ireland is required to pay to Licensor an upfront payment of $24 million within five days of the effective date of the License Agreement and must pay an additional $5.0 million within 30 days of the grant of regulatory approval in the United States for Macrilen for use in pediatric patients.  Strongbridge Ireland will also be required to make the following one-time payments to Licensor sixty days following the first achievement of the following commercialization milestone events:

•                  Cumulative net sales of Macrilen in a calendar year reaching $25 million: commercialization payment of $4 million;

•                  Cumulative net sales of Macrilen in a calendar year reaching $50 million: commercialization payment of $10 million;

•                  Cumulative net sales of Macrilen in a calendar year reaching $100 million: commercialization payment of $20 million;

•                  Cumulative net sales of Macrilen in a calendar year reaching $200 million: commercialization payment of $40 million; and

•                  Cumulative net sales of Macrilen in a calendar year reaching $500 million: commercialization payment of $100 million.

Strongbridge Ireland is also required to pay royalties to Licensor during the Royalty Term (as defined below) as a percentage of net sales of Macrilen, equal to the sum of (A) 15% of that portion of net sales of Macrilen in the Territory, which, during the calendar year in question, is less than or equal to $75 million; and (B) 18% of that portion of net sales of Macrilen in the Territory, which, during the calendar year in question, is greater than $75 million.

Under the terms of the License Agreement, Licensor will continue to oversee and guide the pediatric investigation plan, pediatric study plan, the pediatric study, pediatric drug development and/or any other clinical or pharmacological data collection with respect to Macrilen, as submitted to and agreed by the EMA (the “PIP”), and Strongbridge Ireland will reimburse Licensor for 70% of the ongoing documented developments costs reasonably incurred by Licensor in accordance with the development plan and PIP budget agreed to by the parties. Except with respect to the PIP, each party will be responsible for the conduct and all associated costs and expenses of development activities for Macrilen in its respective territory.

Under the terms of the License Agreement, the parties have agreed to establish a joint steering committee (comprised of two persons appointed by each of Licensor and Strongbridge Ireland) in order to, among other things, provide each party with visibility into the other party’s commercialization and development activities with respect to Macrilen in their respective territories, oversee and guide Licensor’s activities in carrying out the PIP, review and approve certain matters related to the PIP, and coordinate with respect to the finalization of each party’s supply chain for Macrilen in its respective territory and the transition of manufacturing responsibility of Macrilen in the Territory from Licensor to Strongbridge Ireland.

Pursuant to the terms of the License Agreement, Strongbridge Ireland and Licensor will work together, through the joint steering committee, to procure a full supply chain of Macrilen for the United States to enable the launch of Macrilen as soon as reasonably possible after the effective date of the License Agreement. While Licensor is not required to assign, transfer or novate any of its outstanding CMO contracts to Strongbridge Ireland, the parties will have a joint option to do so, and have agreed to co-operate and work in good faith during the transition period following the effective date of the License Agreement with regards to supply arrangements and the procurement of raw materials necessary for the manufacture of Macrilen in the Territory. To the extent that Strongbridge Ireland does not take responsibility for and management of supply of Macrilen by the date that is twelve months from the effective date of the License Agreement, then the parties will enter into a supply agreement to govern such supply arrangements between the parties (the “Supply Agreement”), and subject to the terms of the Supply Agreement, Licensor will have no further obligations under certain sections of the License Agreement that relate to interim supply arrangements.

The License Agreement will remain in full force and effect in each country in the Territory until the later of (i) the expiration of all valid patent rights related to Macrilen in such country, (ii) the expiration of any regulatory marketing exclusivity period or other statutory designation that provides exclusivity for the commercialization of Macrilen in such country, and (iii) 10 years following the first commercial sale of Macrilen in the Territory (the “Royalty Term”).  At the expiration of the Royalty Term in each country of the Territory, the licenses granted to Strongbridge Ireland will become perpetual, irrevocable, fully paid up and royalty free in such country.

The License Agreement may be terminated effective immediately by Strongbridge Ireland if there is reasonable good faith grounds to believe there is a safety concern related to Macrilen or in the case of withdrawal of regulatory approval for Macrilen in the United States that Strongbridge Ireland believes will be permanent, and may also be terminated by Strongbridge Ireland upon 270 days’ prior written notice to Licensor for any reason or no reason.

Either party may terminate the License Agreement upon giving 90 days’ written notice to the other party on the occurrence of a material breach by such other party, which breach is incapable of remedy or, if capable of remedy, has not been remedied within such 90 day notice period; provided that the License Agreement will be terminated only in the country of the Territory affected by the breach.

Amendment to Term Loan Agreement with CRG Servicing LLC

On January 16, 2018 (the “Loan Amendment Effective Date”), the Company and its subsidiaries, Strongbridge U.S. Inc., Strongbridge Ireland, Cortendo AB (publ) and Cortendo Cayman Ltd., entered into an amendment (the “Loan Amendment”) to the Term Loan Agreement, dated as of July 14, 2017 (the “Term Loan Agreement”), with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, and the lenders named therein (the “Lenders”).

The primary purpose of the Loan Amendment is to increase the total potential borrowing under the Term Loan Agreement from $50 million to $100 million.  The Loan Amendment provides for (i) an additional disbursement of $45.0 million (the “Second Tranche”) to the Company on the Loan Amendment Effective Date, and (ii) an additional disbursement of $5.0 million (the “Fourth Tranche”) to the Company at its election, contingent upon the Company’s achievement of certain revenue milestones and a market capitalization condition on or before December 31, 2018, as described in the Loan Amendment. The Company continues to be eligible to borrow up to an additional $10.0 million (the “Third Tranche”) contingent upon its achievement of certain revenue milestones on or before June 30, 2018, as previously provided in the Term Loan Agreement; provided, however, that under the Term Loan Agreement, as amended, the Third Tranche is now subject to a market capitalization condition, as described in the Loan Amendment.

The term of the Term Loan Agreement, as amended, remains six years, although the interest-only period has been extended by six months to December 31, 2020. The Company has retained the option to extend the interest-only period to six years based upon the achievement of certain milestones on or prior to December 31, 2020.

As a condition to the Second Tranche under the Term Loan Agreement, as amended, the Company issued to the Lenders on the Loan Amendment Effective Date warrants (the “Warrants”) to purchase an aggregate of 1,248,250 of its ordinary shares, at an exercise price of $10.00 per share. If the Company borrows the Third Tranche, it must issue to the Lenders, or their designees, one or more additional warrants to purchase a number of the Company’s ordinary shares equal to an aggregate of 0.20% of its ordinary shares outstanding following such issuance on a fully diluted basis (inclusive of the ordinary shares underlying all such warrants issued), at an exercise price equal to 110% of the closing price of the Company’s ordinary shares on the date immediately preceding the Third Tranche disbursement date. If the Company borrows the Fourth Tranche, it must issue to the Lenders, or their designees, one or more additional warrants to purchase a number of the Company’s ordinary shares equal to an aggregate of 0.25% of its ordinary shares outstanding following such issuance on a fully diluted basis (inclusive of the ordinary shares underlying all such warrants issued), at an exercise price equal to 140% of the 10-day volume weighted average price (VWAP) per ordinary share for the consecutive 10-day trading period ending on the trading day prior to the Fourth Tranche disbursement date.  Each of these warrants will be exercisable at any time prior to seven years following its issue date and will contain customary provisions for assumption or exchange upon a change of control or a sale of all or substantially all of the Company’s assets.

The Company used a portion of the proceeds from the Second Tranche to fund its acquisition of the exclusive license to the intellectual property rights related to Macrilen as well as for general corporate purposes and working capital.

The foregoing description of the License Agreement, Loan Amendment and the Warrants are not complete and are qualified in their entirety by reference to the full text of the License Agreement, the Loan Amendment and the Warrants, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Neither the License Agreement, the Loan Amendment nor the Warrants is intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the License Agreement, Loan Amendment and Warrants were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 7.01 Regulation FD Disclosure.

On January 17, 2018, the Company issued a press release regarding its entry into the License Agreement, the Loan Amendment and the Warrants, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the press release is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Strongbridge Biopharma plc, dated January 17, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ A. Brian Davis
Name: A. Brian Davis
Title: Chief Financial Officer

Date: January 17, 2018